Docusign Envelope ID: 5693033E-747C-47C3-BCF1-C73B42964F93

Tenant: Ambiq Micro, Inc. Premises: River Place – Building 7, Suite 200

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of

4/30/2025 (“Effective Date”), by and between G&I VII RIVER PLACE LP, a Delaware limited partnership (“Landlord”), and AMBIQ MICRO, INC., a Delaware corporation (“Tenant”).

A.
Landlord and Tenant are parties to a Lease (“Original Lease”) dated as of November 11, 2016, as amended by a First Amendment to Lease (“First Amendment”) dated as of September 6, 2019, a Second Amendment to Lease dated as of December 11, 2020, and a Third Amendment to Lease dated as of November 29, 2022 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the premises (“Current Premises”) deemed to contain 12,402 rentable square feet presently known as Suite 200 in the Building known as River Place, Building 7 located at 6500 River Place Boulevard, Austin, Texas. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.

B.
The Term currently expires on June 30, 2025. Landlord and Tenant agree to amend the Current Lease to extend the Term upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1.
Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Each capitalized term used but not otherwise defined in this Amendment shall have the meaning given to such term in the Current Lease.

2.
Term. The Term is hereby extended by an additional 12 months, for the period commencing on July 1, 2025, and terminating on June 30, 2026. Section 5 of the First Amendment (Extension Option), as amended, is hereby deleted in its entirety.
3.
Fixed Rent. Effective on July 1, 2025, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent during the Term as follows, payable in advance in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of Current Premises	Annualized Fixed Rent	Monthly Fixed Rent
7/1/25 – 6/30/26	$25.75	$319,351.56	$26,612.63
4.
Condition of Current Premises. Tenant acknowledges and agrees that Landlord has no obligation under the Lease to make any improvements to or perform any work in the Current Premises, or provide any improvement allowance, and Tenant accepts the Current Premises in their current “AS IS” condition.

5.
Expansion Option & Right of First Refusal for Building 1, Suite 300.

(a)
Provided: (i) no Event of Default exists nor any condition that, with notice and/or the passage of time, would constitute an Event of Default; (ii) there has not previously been an Event of Default (irrespective of the fact that Tenant cured such default); (iii) the Lease is in full force and effect;

(iv) Tenant is the originally named Tenant; and (v) Tenant (and not a subtenant) is occupying and paying full Rent on 100% of the Premises for the conduct of Tenant’s business, then if, at any time prior to June

30, 2026, Landlord desires to execute a written letter of intent or lease proposal with a potential tenant for the approximately 25,076 rentable square foot space located on the third floor of Building 1 (as defined below), presently known as Suite 300, which space is shown on Exhibit A attached hereto (“Refusal Space”), Landlord shall so notify Tenant in writing (“Landlord’s ROFR Notice”) and, subject to the terms and provisions of this Section, Tenant shall have the one-time right (“Right of First Refusal”) to enter into a lease for the entire (but not less than the entire) Refusal Space upon the terms set forth in this Section 5 by delivering Tenant’s written notice of such election to Landlord (“Tenant’s Notice”) within five days after Tenant’s receipt of Landlord’s ROFR Notice. “Building 1” means the building known as River Place – Building 1 located at 6500 River Place Boulevard, Austin, Texas, which contains approximately 76,529 rentable square feet and is currently owned by Landlord. The Right of First Refusal is subject, subordinate, and in all respects inferior to the rights of any third-party tenant leasing space at River Place as of the date of this Amendment (including, without limitation, any lease term extension period(s) contained in such tenant’s lease, regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease). Upon Tenant’s delivery of Tenant’s Notice, Tenant may not thereafter revoke Tenant’s exercise of the Right of First Refusal. The date of Landlord’s receipt of Tenant’s Notice is referred to herein as the “Exercise Date”.

(b)
In addition, prior to June 30, 2026 and provided: (i) no Event of Default exists nor any condition that, with notice and/or the passage of time, would constitute an Event of Default; (ii) there has not previously been an Event of Default (irrespective of the fact that Tenant cured such default); (iii) the Lease is in full force and effect; (iv) Tenant is the originally named Tenant; (v) Tenant (and not a subtenant) is occupying and paying full Rent on 100% of the Premises for the conduct of Tenant’s business; and (vi) Tenant has not received a Landlord’s ROFR Notice and the Refusal Space is still available to lease, Tenant shall have the one-time right (“Expansion Option”) to enter into a lease for the entire (but not less than the entire) Refusal Space upon the terms set forth in this Section 5 by delivering Tenant’s written notice of such election to Landlord (“Tenant’s Expansion Notice”).

(c)
If Tenant notifies Landlord that Tenant elects not to lease the Refusal Space or if Tenant fails to timely deliver Tenant’s Notice to Landlord, Landlord shall have the right thereafter to lease the Refusal Space to one or more tenants under one or more leases containing substantially the terms set forth in the Proposal, and Tenant’s Right of First Refusal with respect to the Refusal Space shall be deemed forever waived. If an Event of Default exists at any time after Landlord receives Tenant’s Notice or Tenant’s Expansion Notice but before the first day that Tenant commences to lease the Refusal Space, Landlord, at Landlord’s option, shall have the right to nullify Tenant’s exercise of the Right of First Refusal or Expansion Option, as applicable, with respect to the Refusal Space.

(d)
If Tenant timely exercises its Right of First Refusal or Expansion Option, the balance of this Section 5 shall be in full force and effect (but if Tenant notifies Landlord that Tenant elects not to lease the Refusal Space or if Tenant fails to timely deliver Tenant’s Notice or Tenant’s Expansion Notice to Landlord, then the balance of this Section 5 (including Exhibit B and Exhibit C) shall have no force or effect):
(i)
Tenant acknowledges and agrees that Landlord has no obligation under this Amendment to make any improvements to or perform any work in the Refusal Space, or, except as set forth otherwise in Exhibit C attached hereto, provide any improvement allowance, and Tenant accepts the Refusal Space in its current “AS IS” condition. Neither Landlord nor anyone acting on its behalf has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition or suitability, including without limitation, the fitness for Tenant’s intended use, of the Refusal Space. Immediately following receipt of Tenant’s Notice or Tenant’s Expansion Notice, as applicable, Landlord shall deliver possession of the Refusal Space to Tenant for Tenant’s completion of the Leasehold Improvements (as defined in and pursuant to Exhibit C) in broom-clean condition and free of all tenancies. If requested by Tenant in writing prior to delivery of the Refusal Space, Landlord shall remove from the Refusal Space all FF&E and phone and data cabling from the prior tenant. Effective on the date of such delivery of possession, for purposes of all insurance and indemnity provisions in the Lease, the term “Premises” shall refer to both the Current Premises and the Refusal Space.

(ii)
Tenant’s lease of the Refusal Space shall commence upon the date (“New Premises Commencement Date”) that is the earlier of: (A) the date on which Tenant first conducts any business in all or any portion of the Refusal Space; or (B) the later of the nine-month anniversary of the Effective Date or July 1, 2026.

(iii)
By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord will notify Tenant of the New Premises Commencement Date and all other matters stated therein. The COLT will be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

(iv)
Effective on the New Premises Commencement Date: (i) “Premises” means the Refusal Space; (ii) “Tenant’s Share” means the rentable area of the Refusal Space divided by the rentable area of Building 1 on the date of calculation, which on the New Premises Commencement Date is stipulated to be 32.77%; (iii) the rentable area of the Premises is deemed to be 25,076 square feet; (iv) the “Building” means the New Building; and (v) the rentable area of Building 1 is deemed to be approximately 76,529 square feet.
(v)
If the New Premises Commencement Date is on or before June 30, 2026:

(A) the Term for the Current Premises shall expire on June 30, 2026; (B) notwithstanding anything to the contrary herein, during the period from the New Premises Commencement Date through June 30, 2026 the Premises shall include both the Current Premises and the Refusal Space and Tenant shall be responsible for Rent for both spaces; and (C) “Current Premises Surrender Date” means June 30, 2026.

(vi)
If the New Premises Commencement Date is after June 30, 2026, then the Term for the Current Premises is hereby extended through the day immediately prior to the New Premises Commencement Date upon all of the same terms and conditions including Rent, and “Current Premises Surrender Date” means the day immediately prior to the New Premises Commencement Date.

(vii)
By no later than the Current Premises Surrender Date, Tenant must vacate and surrender the Current Premises to Landlord in the same manner and with the same effect as if that date had been originally fixed in the Current Lease as the expiration date therefor. If Tenant fails to do so, an Event of Default will have occurred, Tenant will be deemed a tenant at sufferance with respect to the Current Premises, Landlord’s remedies will be as specified in the Current Lease and otherwise available at law and in equity, including under Section 18 of the Original Lease.

(viii)
The Term for the Refusal Space is hereby extended through 11:59 p.m. on:

(i) if the New Premises Commencement Date is the first day of a calendar month, the day immediately prior to the 87-month anniversary of the New Premises Commencement Date; or (ii) if the New Premises Commencement Date is not the first day of a calendar month, the last day of the calendar month containing the 87-month anniversary of the New Premises Commencement Date. Notwithstanding the foregoing, if the New Premises Commencement Date is on or before June 30, 2026, then the Term for the Refusal Space is hereby extended through 11:59 p.m. on September 30, 2033.

(ix)
Effective on the New Premises Commencement Date, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent with respect to the Refusal Space during the Term as follows, payable in advance in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of Refusal Space*	Annualized Fixed Rent*	Monthly Fixed Rent*
Fixed Rent Abatement Period	$0.00	$0.00	$0.00
New Premises Rent Period 1	$22.00	$551,672.04*	$45,972.67*
New Premises Rent Period 2	$22.66	$568,222.20*	$47,351.85*
New Premises Rent Period 3	$23.34	$585,273.84	$48,772.82
New Premises Rent Period 4	$24.04	$602,827.08	$50,235.59
New Premises Rent Period 5	$24.76	$620,881.80	$51,740.15
New Premises Rent Period 6	$25.50	$639,438.00	$53,286.50
New Premises Rent Period 7	$26.27	$658,746.48	$54,895.54
New Premises Rent Period 8	$27.06	$678,556.56	$56,546.38

“Fixed Rent Abatement Period” means the period that begins on the New Premises Commencement Date, and ends on the day immediately prior to the three-month anniversary of the New Premises Commencement Date. “New Premises Rent Period” means, with respect to New Premises Rent Period 1, the period that begins on the day after the end of the Fixed Rent Abatement Period, and ends on the last day of the calendar month preceding the month in which the first anniversary of the New Premises Commencement Date occurs; thereafter each succeeding New Premises Rent Period shall commence on the day following the end of the preceding New Premises Rent Period, and shall extend for 12 consecutive months, except that New Premises Rent Period 8 shall end on the last day of the Term as extended by Section 5(c)(viii) above. Nothing contained herein may be deemed to diminish or relieve Tenant of its obligation to pay in accordance with the terms of the Lease all sums owed by Tenant to Landlord during the Fixed Rent Abatement Period other than Fixed Rent with respect to the Refusal Space. Notwithstanding the foregoing, if at any time during the Term an Event of Default occurs, then the abatement of Fixed Rent provided above immediately becomes void, and the monthly Fixed Rent for the Refusal Space during the Fixed Rent Abatement Period equals $45,972.67.

*Notwithstanding anything to the contrary in this Section 5(c)(ix): (A) for the period from the day after the end of the Fixed Rent Abatement Period through the day prior to the six-month anniversary of the New Premises Commencement Date, Fixed Rent shall be calculated as if the Premises only contain 12,402 rentable square feet; (B) for the subsequent six-month period, Fixed Rent shall be calculated as if the Premises only contain 16,627 rentable square feet; (C) for the subsequent six-month period, Fixed Rent shall be calculated as if the Premises only contain 20,852 rentable square feet; and (D) prior to the 18-month anniversary of the New Premises Commencement Date, Tenant’s Share for purposes of calculating Operating Expenses shall be calculated as the rentable square footage of the Refusal Space occupied by Tenant for business purposes (instead of 25,076) divided by 76,529 (the rentable square footage of Building 1). From and after the 18-month anniversary of the New Premises Commencement Date, Tenant’s Share and Fixed Rent shall be calculated based on the entire 25,075 rentable square feet in the Refusal Space.

(x)
Tenant shall provide Landlord with updated financials and Landlord shall have the right, in its sole but reasonable discretion, to increase the amount of the Security Deposit.
(xi)
Section 8(c) of the Original Lease shall remain in full force and effect with respect to Building 1.

(xii)
Provided: (A) no Event of Default exists nor any condition that, with notice and/or the passage of time, would constitute an Event of Default; (B) there has not previously been an Event of Default (irrespective of the fact that Tenant cured such default); (iii) the Lease is in full force and effect; (iv) Tenant is the originally named Tenant; and (v) Tenant (and not a subtenant) is occupying and paying full Rent on 100% of the Premises for the conduct of Tenant’s business, then if, at any time beginning on the New Premises Commencement Date and ending on the last day of the Term as extended hereunder, Landlord desires to execute a written letter of intent or lease proposal (“Proposal”) with a potential tenant for office space on the second or fourth floors of Building 1 when it is available to lease (“Potential Refusal Space”), Landlord shall so notify Tenant in writing (“Landlord’s ROFR Notice”) and, subject to the terms and provisions of this Section, Tenant shall have the ongoing right (“Right of First Refusal”) to enter into a lease for the entire (but not less than the entire) Potential Refusal Space upon the terms set forth in the Proposal and this Section by delivering Tenant’s written notice of such election to Landlord (“Tenant’s Notice”) within seven days after Tenant’s receipt of Landlord’s ROFR Notice. Space is “available to lease” if and when: (i) the lease for any tenant of all or a portion of the space expires (after any extensions of such tenant’s term, whether by option or agreement) or is otherwise terminated, provided space shall not be deemed to be or become available if the space is assigned or subleased by the tenant of the space, or relet by the tenant or subtenant of the space by renewal, extension, or new lease; and (ii) to the extent that all or a portion of the Potential Refusal Space is available to lease from Landlord as of the date of this Amendment, Landlord has entered into a lease with a third-party tenant for such currently available Potential Refusal Space after the date of this Amendment and the term of that lease has expired (including, without limitation, the expiration of any lease term extension period(s), regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease or otherwise) or been terminated. The Right of First Refusal is subject, subordinate, and in all respects inferior to the rights of any third-party tenant leasing space at the Building as of the date of this Amendment (including, without limitation, any lease term extension period(s) contained in such tenant’s lease, regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease). Upon Tenant’s delivery of Tenant’s Notice, Tenant may not thereafter revoke Tenant’s exercise of the Right of First Refusal.

(1)
If Tenant notifies Landlord that Tenant elects not to lease the Potential Refusal Space or if Tenant fails to timely deliver Tenant’s Notice to Landlord, Landlord shall have the right thereafter to lease the Potential Refusal Space to one or more tenants under one or more leases containing substantially the terms set forth in the Proposal for a period of 24 months following the date of Landlord’s ROFR Notice. If Landlord thereafter fails to so lease the Refusal Space within such 24-month period, then Tenant shall again have a Right of First Refusal with respect to the Refusal Space pursuant to this Section. If an Event of Default exists at any time after Landlord receives Tenant’s Notice but before the first day that Tenant commences to lease the Potential Refusal Space, Landlord, at Landlord’s option, shall have the right to nullify Tenant’s exercise of the Right of First Refusal with respect to the Potential Refusal Space.

(2)
If Tenant timely exercises its Right of First Refusal: (i) Tenant’s lease of the Potential Refusal Space shall commence upon the later of the date of availability specified in Landlord’s ROFR Notice, or the date upon which the prior occupant (“Prior Occupant”) of the Potential Refusal Space physically vacates and surrenders possession of the Potential Refusal Space; (ii) the term of Tenant’s lease of the Potential Refusal Space shall be the same period as set forth in the Proposal; (iii) except as set forth in the Proposal to the contrary, Tenant shall lease such Potential Refusal Space under all of the terms and conditions of the Lease except that Tenant shall accept the Potential Refusal Space in “AS IS” condition, and Landlord shall have no obligation to make any improvements or alterations to the Potential Refusal Space or provide any tenant improvement allowance; and (iv) upon Landlord’s request, Tenant shall execute an appropriate new lease or amendment, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the expansion of the Premises as set forth in this Section (provided Tenant’s failure to execute such lease or amendment shall not negate the effectiveness of Tenant’s exercise of the Right of First Refusal). Landlord and the tenant proposing to lease the Potential Refusal Space shall not be precluded from making changes to the Proposal during lease negotiations so long as such changes are the result of arm’s-length negotiations between Landlord and such prospective tenant and not the result of bad faith and collusion insofar as Tenant’s interests are concerned, and so long as the changes do not substantially alter the terms set forth in the Proposal. Provided Landlord has complied with the terms of the following sentence, Landlord will have no liability to Tenant if Landlord does not deliver or does not timely deliver the Potential Refusal Space to Tenant. Landlord will promptly commence and diligently pursue obtaining possession of the Potential Refusal Space so that Landlord can timely deliver the Potential Refusal Space to Tenant. Nothing herein contained shall obligate Landlord to make any payment to the Prior Occupant in order to entice the Prior Occupant to physically vacate and surrender possession of the Potential Refusal Space. Landlord shall determine the exact location of any demising walls for the Potential Refusal Space.

(xiii)
Effective on the New Premises Commencement Date, Section 8(d) of the Original Lease is hereby amended as follows: (A) the number “4.2” is deleted and replaced with “4”; and

(B) the number “3” is deleted and replaced with “8”.

(xiv)
Effective on the New Premises Commencement Date, Section 1(e) of the Original Lease is hereby amended by deleting “7:00 p.m.” and inserting “6:00 p.m.” in lieu thereof.
(xv)
Upon Landlord’s request, Tenant shall execute an appropriate lease amendment, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the relocation of the Premises as set forth in this Section 5 (provided Tenant’s failure to execute such lease or amendment shall not negate the effectiveness of Tenant’s exercise of the Right of First Refusal).

6.
Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to this Amendment with any broker or finder other than a Landlord affiliate, representing Landlord, and Jones Lang LaSalle (“Broker”), representing Tenant. Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord must pay Broker a commission in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section will survive the expiration or earlier termination of the Term.

1.
Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

2.
Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so.

3.
Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

4.
OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first-above written.

LANDLORD:

G&I VII RIVER PLACE LP

By: G&I VII River Place GP LLC, its general partner

By:

Name: Bill Redd

Title: EVP & Senior Managing Director

Date: 4/30/2025

TENANT:

AMBIQ MICRO, INC.

By:

Name: Scott Goodwin

Title: CFO

Date: 4/30/2025

EXHIBIT A

EXHIBIT B

CONF1RMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM ("COLT") is made as of between

("Landlord") and ("Tenant").

1.
Landlord and Tenant are parties to that certain lease dated ("Lease Document"), with respect to the premises described in the Lease Document, known as Suite consisting of approximately _ rentable square feet ("Premises"), located at
2.
All capitalized terms, if not defined in this COLT, have the meanings given such terms in the Lease Document.
3.
Tenant has accepted possession of the Premises in their "AS IS" "WHERE IS" condition and all improvements required to be made by Landlord per the Lease Document have been completed.

4.
The Lease Document provides for the commencement and expiration of the Term of the lease of the Premises, which Term commences and expires as follows:

a.
Commencement of the Term of the Premises:

b.
Expiration of the Term of the Premises:

5.
The required amount of the Security Deposit and/or Letter of Credit per the Lease Document is

$ - Tenant has delivered the Security Deposit and/or Letter of Credit per the Lease Document in the amount of$ _

6.
The Building Number is and the Lease Number is . This information must accompany every payment of Rent made by Tenant to Landlord per the Lease Document.

TENANT: LANDLORD:

EXHIBIT C LEASEHOLD IMPROVEMENTS

This Exhibit C-Leasehold Improvements (“Exhibit”) is a part of the Amendment to which this Exhibit is attached. Capitalized terms not defined in this Exhibit shall have the meanings set forth for such terms in the Amendment.

1.
Definitions.

(a)
“Architect” means the licensed architect engaged by Tenant, subject to Landlord’s reasonable approval, to prepare the Architectural Plans.
(b)
“Architectural Plans” means 100% fully coordinated and complete, Permittable and accurate architectural working drawings and specifications for the Leasehold Improvements prepared by the Architect including all architectural dimensioned plans showing wall layouts, wall and door locations, power and telephone locations and reflected ceiling plans and further including elevations, details, specifications and schedules according to accepted AIA standards.
(c)
“Building Standard” means the quality and quantity of materials, finishes, ways and means, and workmanship specified from time to time by Landlord as being standard for leasehold improvements at the Building or for other areas at the Building, as applicable.

(d)
“CD’s” means the Architectural Plans together with the MEP Plans, copies of all permit applications required for the Leasehold Improvements, all related documents, and if applicable, the Structural Plans, as approved by Landlord pursuant to Section 2 below.

(e)
“Central Systems” means any Building system or component within the Building core servicing the tenants of the Building or Building operations generally (such as base building plumbing, electrical, heating, ventilation and air conditioning, fire protection and fire alert systems, elevators, structural systems, building maintenance systems or anything located within the core of the Building or central to the operation of the Building).

(f)
“Construction Costs” means all costs in the permitting, demolition, construction, acquisition, and installation of the Leasehold Improvements, including, without limitation, contractor fees, overhead and profit, and the cost of all labor and materials supplied by the Contractor, suppliers, independent contractors, and subcontractors arising in connection with the Leasehold Improvements.
(g)
“Construction Management Fee” means a fee in the amount of 1% of the sum of the Planning Costs and the Construction Costs.

(h)
“Contractor” means the general contractor selected by Tenant in accordance with the terms of this Exhibit to construct and install the Leasehold Improvements, subject to Section 3(a).

(i)
“Improvement Allowance” means an amount equal to the product of $45.00 multiplied by the rentable square footage of the Refusal Space, which product equals $1,128,420.00.
(j)
“Improvement Costs” means the sum of: (i) the Planning Costs; (ii) the Construction Costs; and (iii) the Construction Management Fee.
(k)
“Leasehold Improvements” means the improvements, alterations, and other physical additions to be made or provided to, constructed, delivered or installed at, or otherwise acquired for, all of the Refusal Space in accordance with the CD’s, or otherwise approved in writing by Landlord or paid for in whole or in part from the Improvement Allowance. Any provision of this Exhibit to the contrary notwithstanding, the Leasehold Improvements shall not include Tenant’s Equipment or any of the associated permits therefor.

(l)
“MEP Engineer” means HMG & Associates, which shall be engaged by Tenant to prepare the MEP Plans.
(m)
“MEP Plans” means 100% fully coordinated and complete, Permittable and accurate mechanical, electrical, and plumbing plans, schedules and specifications for the Leasehold Improvements prepared by the MEP Engineer in accordance and in compliance with the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over or with respect to such plans, schedules, and specifications, which are complete, accurate, consistent, and fully coordinated with and implement and carry out the Architectural Plans.

(n)
“Permittable” means that the applicable plan meets the requirements necessary to obtain a building permit from the city or county (as applicable) in which the Building is located.
(o)
“Planning Costs” means all actual, reasonable, documented, third-party costs incurred by Tenant and directly related to the design of the Leasehold Improvements including, without limitation, the reasonable professional fees of any engineers, consultants, architects, space planners, and other professionals preparing and/or reviewing the CD’s.
(p)
“Structural Engineer” means the engineer engaged by Tenant, subject to Landlord’s approval, to prepare the Structural Plans.

(q)
“Structural Plans” means 100% fully coordinated and complete, Permittable, and accurate structural plans, schedules, and specifications, if any, for the Leasehold Improvements prepared by the Structural Engineer in accordance and in compliance with the requirements of any authority having jurisdiction over or with respect to such plans, schedules, and specifications, which are complete, accurate, consistent, and fully coordinated with and implement and carry out the Architectural Plans.

(r)
“Substantial Completion” means the later of the date on which the Leasehold Improvements have been completed except for punch list items as determined by the Architect, and Tenant has obtained a certificate or inspection report permitting the lawful occupancy of the Refusal Space issued by the appropriate governmental authority.
(s)
“Tenant’s Equipment” means any telephone, telephone switching, data, and security cabling and systems, cabling, wiring, furniture, computers, servers, suite security, Tenant’s trade fixtures, and other personal property installed (or to be installed) by or on behalf of Tenant in the Refusal Space.

2.
CD’s.

(a)
Proposed CD’s; Landlord’s Approval. By no later than the earlier of: (i) 60 after the Effective Date; and (ii) commencement of the Leasehold Improvements, time being of the essence, Tenant shall prepare and deliver to Landlord, in hard copy (two copies) and .pdf format, proposed CD’s (“Proposed CD’s”) for Landlord’s review, stamped for permit filing, together with any underlying detailed information Landlord may require in order to evaluate the Proposed CD’s. The design of the Leasehold Improvements must be consistent with sound architectural, engineering, and construction practices in first-class office buildings comparable in size and market to the Building. Within 10 business days after

Landlord’s receipt of the Proposed CD’s, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves such Proposed CD’s, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord disapproves of the Proposed CD’s, or approves the Proposed CD’s subject to modifications, Landlord shall state in its written notice to Tenant the reasons therefor, and Tenant, upon receipt of such written notice, shall revise and within five business days thereafter resubmit the Proposed CD’s to Landlord for review and Landlord’s reasonable approval, which approval shall not be unreasonably withheld. All design, construction, and installation in connection with the Leasehold Improvements shall conform to the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such Leasehold Improvements. All reasonable third-party costs incurred by Landlord in reviewing the Proposed CD’s shall be paid by Tenant to Landlord within 30 days after receipt by Tenant of a statement of such costs. Landlord’s approval of the CD’s is not a representation that: (I) such CD’s are in compliance with all applicable Laws; or (II) the CD’s or design is sufficient for the intended purposes. Tenant shall be responsible for all elements of the design of the Leasehold Improvements and the CD’s (including, without limitation, compliance with Laws, functionality of design, the structural integrity of the design, the configuration of the Refusal Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Leasehold Improvements and the CD’s shall in no event relieve Tenant of the responsibility for such design, or create responsibility or liability on Landlord’s part for their completeness, design sufficiency, or compliance with Laws.

(b)
Permit Application. Tenant shall deliver any and all CD’s and all revisions thereto to Landlord and obtain Landlord’s approval of same prior to submitting any of such CD’s for permits. It shall be deemed reasonable for Landlord to deny consent to a requested revision to the CD’s if Landlord determines that Substantial Completion will be materially delayed. Tenant shall apply for and pay the cost of obtaining all permits and certificates for the Leasehold Improvements promptly after receiving Landlord’s approval of the CD’s. Tenant shall pay for any charges levied by inspecting agencies as such charges are levied in connection with the Leasehold Improvements.

(c)
Changes to CD’s. If there are any changes in the Leasehold Improvements or the CD’s from the work or improvements shown in the CD’s as approved by Landlord, each such change must receive the prior written approval of Landlord, and, in the event of any such approved change in the CD’s, Tenant shall, upon completion of the Leasehold Improvements, furnish Landlord with an accurate “as built” plan of the Leasehold Improvements as constructed (hard copy and AutoCAD), which plan shall be incorporated into this Exhibit Cy this reference for all intents and purposes.

(d)
Tenant’s and Landlord’s Representative. “Tenant’s Representative” means [ ], whose email address is [ ]. “Landlord’s Representative” means Bill Lindstrom. Each party shall have the right to designate a substitute individual as Tenant’s Representative or Landlord’s Representative, as applicable, from time to time by written notice to the other. All correspondence and information to be delivered to Tenant with respect to this Exhibit shall be delivered to Tenant’s Representative, and all correspondence and information to be delivered to Landlord with respect to this Exhibit shall be delivered to Landlord’s Representative. Notwithstanding anything to the contrary in the Lease, communications between Landlord’s Representative and Tenant’s Representative in connection with this Exhibit may be given via electronic means such as email without copies.

3.
Completion of Leasehold Improvements.

(a)
Selection of Contractor. Tenant shall inform Landlord of the general contractors from whom Tenant desires to solicit bids for the Leasehold Improvements. Each general contractor from whom Tenant desires to solicit a bid and the terms of the selected contractor’s contract (“Construction Contract”) shall be subject to Landlord’s prior approval. Landlord shall have the right to specify one general contractor who, at Tenant’s option, shall either be the Contractor or one of the general contractors to whom Tenant bids the Leasehold Improvements. The Contractor shall contract for such work directly with Tenant, but shall perform such work in coordination with Landlord’s operation of the Building. Tenant shall provide Landlord with a copy of the executed Construction Contract promptly after execution (but in any event prior to commencement of construction), and from time to time a list of all subcontractors the Contractor will use in connection with the performance of the Leasehold Improvements as such subcontractors are selected to assist in the performance of the Leasehold Improvements. Tenant’s contractors and subcontractors shall work in harmony and shall not interfere with labor employed by Landlord, or its contractors or subcontractors or by any other tenant or their contractors. Tenant shall have the option to engage a separate third-party construction manager to assist in the design, bidding, and construction process. Subject to the terms of the Lease and this Exhibit, Tenant’s construction manager shall be provided with complete access to the Refusal Space prior to and during construction of the Leasehold Improvements.

(b)
Construction in Accordance with CD’s; Schedule. Tenant shall cause the Leasehold Improvements to be performed by the Contractor substantially in accordance with the approved CD’s (including without limitation any Landlord conditions on such approval), Laws, and Landlord’s rules and regulations for construction. Tenant shall diligently pursue completion of the Leasehold Improvements, which shall expressly include improving all of the Refusal Space. Tenant shall commence construction of the Leasehold Improvements within five days after receipt of the building permit, and shall use commercially reasonable efforts to complete the Leasehold Improvements within four months after receipt of the building permit. Prior to commencement of the Leasehold Improvements, Tenant shall provide Landlord with a schedule of the estimated dates and amounts for Tenant’s requests for disbursement from the Improvement Allowance pursuant to Section 4(f) below (“Draw Schedule”). If during completion of the Leasehold Improvements there are any material changes to the dates or amounts on the Draw Schedule, Tenant shall promptly notify Landlord with the specifics of the changes. Within three days after receipt of request therefor from time to time, Tenant shall provide Landlord with an accounting of all costs incurred by or on behalf of Tenant in connection with the Leasehold Improvements.

(c)
Tenant’s Equipment. Tenant shall be solely responsible for the ordering and time of ordering of Tenant’s Equipment. Tenant shall mark and tag all wiring and cabling installed by it or on its behalf upon installation.

(d)
Building Standards. Except to the extent that the CD’s expressly provide for the construction or installation of improvements, items, materials, fixtures, finishes, quantities, specifications, etc. that are non-Building Standard, Tenant will cause the Leasehold Improvements to be constructed or installed to Building Standards or better.

(e)
Fire-Life Safety; Central Systems.

(i)
Any Leasehold Improvements relating to the Building fire and life safety systems shall be performed by Landlord’s fire and life safety subcontractor, as a subcontractor of the Contractor and at Tenant’s expense.

(ii)
Neither Tenant nor any of its agents or contractors shall alter, modify, or in any manner disturb any of the Central Systems.
(f)
Water Heaters. Tenant shall ensure that all water heaters serving the Premises have a working automatic water shut-off device with audible alarm and a leak pan underneath with the drain line run to a suitable floor drain.

4.
Costs.

(a)
Improvement Allowance.

(i)
Landlord shall provide the Improvement Allowance to Tenant in accordance with the terms of this Exhibit.

(ii)
The Improvement Allowance shall be applied solely towards payment of the Improvement Costs, but specifically excluding costs for Tenant’s Equipment, cabling, moving, utilities, and movable furniture, fixtures, or equipment that has no permanent connection to the structure of the Building.

(iii)
If any portion of the Improvement Allowance remains undisbursed as of the nine-month anniversary of the New Premises Commencement Date, the Improvement Allowance shall be deemed reduced by such undisbursed amount, and Landlord shall retain such undisbursed portion of the Improvement Allowance which shall be deemed waived by Tenant and shall not be paid to Tenant, credited against Rent, or applied to Tenant’s moving costs or prior lease obligations.

(b)
Tenant’s Payment Responsibility. Tenant shall be responsible for the full and timely payment of all Improvement Costs.
(c)
Construction Management Fee. Tenant shall pay the Construction Management Fee to Landlord as compensation for Landlord’s management services in protecting Landlord’s interest in the Building. Tenant shall pay the Construction Management Fee to Landlord within 30 days after Landlord sends an invoice therefor to Tenant; provided, however, at any time on or after the date Landlord approves the CD’s, Landlord shall have the right to deduct all or a portion of the Construction Management Fee from the Improvement Allowance.

(d)
Excess Costs. To the extent that the Improvement Costs exceed the Improvement Allowance, Tenant shall be solely responsible for payment of such excess amount.
(e)
Rent. If Tenant fails to make any payment when due under this Exhibit, such failure shall be deemed a failure to make a Rent payment under the Lease. Landlord shall have no obligation to make a disbursement from the Improvement Allowance if, at the time such disbursement is to be made, there exists an uncured default.

(f)
Disbursement of Improvement Allowance.

(i)
Subject to the terms of this Exhibit, Landlord shall disburse the Improvement Allowance to Tenant for reimbursement of the Improvement Costs (subject to Section 4(a) above) for work in place (but not for costs arising from an Event of Default or from any facts or circumstances that could become an Event of Default, such as legal fees or bonding costs arising in connection with a mechanic’s lien placed on the Refusal Space or Tenant’s interest therein). Landlord shall have the right (but not the obligation) to make Improvement Allowance disbursements to any third party for whom Tenant has requested in writing a disbursement or, following the occurrence of an Event of Default, directly to the Contractor. If Landlord elects to make payments directly to a third party, the payment is contingent upon such third party not being a “related party” for purposes of 17CFR 229.404(a) (Item 404(a)) or under generally accepted accounting principles or under NYSE independence requirements (or other then-applicable exchange requirements), and if such third party is found to be a related party, the payments will be made directly to Tenant. If it is found that Landlord has made a payment to a third party that violates any of the foregoing requirements, then Tenant shall work cooperatively to unwind such payment, causing the third party to repay to Landlord the amount paid in error, and Landlord will then make such payment directly to Tenant.

(ii)
Except as set forth in (iii)(D) below with respect to final distribution of Retainage, Landlord shall be entitled to withhold from any requested disbursement for payment under the Construction Contract a retainage equal to 10% of the amount due under the Construction Contract (“Retainage”). Landlord shall not withhold more than the Retainage; thus, to the extent the disbursement request already reflects a retainage from the amount requested by the Contractor, Landlord shall not withhold more than the Retainage less such retained amount.

(iii)
Any provision of this Exhibit to the contrary notwithstanding, Tenant agrees that Landlord shall not be obligated to make a disbursement from the Improvement Allowance unless the following conditions have been satisfied or waived in writing by Landlord:
(A)
With respect to amounts payable under the Construction Contract or any other contract under which a mechanic’s or materialmen’s lien could arise (as reasonably determined by Landlord), Landlord shall have received from Tenant a request for payment, which request includes: (i) a copy of a certificate signed by the Architect certifying the then-percentage completion of the Leasehold Improvements, and approving payment of an amount at least equal to the amount set forth in Tenant’s request for payment; (ii) a submission by the Architect of AIA forms G-702 and G-703, or substantially similar forms (Landlord and Tenant agree that the retainage set forth in such forms is one and the same as the Retainage set forth above and that there will not be a separate or an additional retainage under such forms); (iii) proof of payment, such as canceled checks or proof of ACH from the bank; and (iv) releases of liens on Landlord’s form therefor from the Contractor, Architect, and any other relevant contractor or subcontractor (including without limitation design professionals) for work for which Tenant requests a disbursement (collectively, “Lien Waivers”). Landlord shall not be obligated to disburse funds for materials stored offsite.

(B)
Landlord shall have inspected and approved the Leasehold Improvements performed for which disbursement has been requested, such approval not to be unreasonably withheld.

(C)
Landlord shall have no obligation to make a disbursement from the Improvement Allowance to the extent that Landlord has received an intent to lien or there exists any unbonded lien against the Building or the Refusal Space or Tenant’s interest therein (including the cost to bond over the lien to the reasonable satisfaction of Landlord, plus Landlord’s reasonable attorneys’ fees) by reason of work done, or claimed to have been done, or materials supplied, or claimed to have been supplied, to or for Tenant for the Refusal Space, or if the conditions to advances of the Improvement Allowance are not satisfied. Landlord shall notify Tenant in writing of the reasons that Landlord disputes disbursing any portion of the Improvement Allowance. Landlord shall withhold only such amounts as Landlord disputes in good faith and only such amounts as Landlord deems reasonably necessary to protect Landlord’s interests. Landlord shall have no obligation to disburse any portion of the Improvement Allowance for the payment of any bond premiums required of Tenant under this Exhibit in connection with any liens filed or sought in connection with the Leasehold Improvements.
(D)
The Retainage shall be disbursed to Tenant 30 days after Substantial Completion of the Leasehold Improvements; provided, however, in no event shall the Retainage be disbursed to Tenant until such time as Tenant has complied with the requirements set forth in Section 5(a).
(E)
There shall exist no Event of Default and no condition which with notice and/or the passage of time would constitute an Event of Default.

(iv)
Provided Landlord has received a disbursement request from Tenant, together with the other items, certifications, Lien Waivers, etc. required under this Exhibit in connection with such disbursement on or before the 15th day of a month, Landlord shall make such disbursement no later than the last day of the following month. Landlord shall not be required to make more than one disbursement from the Improvement Allowance during any 30-day period.

(g)
Inspection of Leasehold Improvements. Landlord reserves the right to inspect and to be present during the performance of the Leasehold Improvements solely for the purpose of protecting Landlord’s interest in the Building, but Landlord will have no obligation to so inspect or be present and, if Landlord elects to so inspect, or to be present during the performance of all or any portion of the Leasehold Improvements, neither such inspection nor such presence shall give rise to any liability by Landlord to Tenant or to any other person or entity.

(h)
Space Plan Allowance. Provided there is no uncured default, Landlord will reimburse Tenant an amount equal to the lesser of: (i) $3,009.12; and (ii) the actual and reasonable third-party costs incurred by Tenant in connection with an initial space plan for the Premises (such lesser amount being hereinafter referred to as the “Space Plan Allowance”). Landlord will pay the Space Plan Allowance to Tenant within 30 days after Landlord’s receipt of an invoice therefor (no more frequently than once per month) together with reasonable supporting documentation, evidence of payment in full by Tenant, and unconditional lien waivers (on Landlord’s form therefor). Any portion of the Space Plan Allowance not used by Tenant on or before the one-year anniversary of the Effective Date will be deemed waived by Tenant and will not be paid to Tenant or credited against Rent.

5.
Retainage; Deliverables; Rules for Leasehold Improvements.

(a)
Conditions to Disbursement of Retainage. Prior to Landlord’s disbursement of any portion of the Retainage, Tenant, at Tenant’s expense, shall furnish Landlord with:

(i)
evidence reasonably satisfactory to Landlord that the Leasehold Improvements have been paid for in full (other than any Leasehold Improvements to be paid for with the Retainage), that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction, or otherwise) or waived, and that no security interests relating to the Leasehold Improvements are outstanding and provide final Lien Waivers;
(ii)
a copy of the certifications and approvals with respect to the Leasehold Improvements that may be required from any governmental authority and/or any board or fire underwriters or similar body for the use and/or occupancy of the Refusal Space;

(iii)
proof of the insurance required by the Lease;

(iv)
an affidavit from the Architect certifying that the Leasehold Improvements have been completed substantially in accordance with the CD’s;
(v)
the opportunity to inspect the Refusal Space so that Landlord can be reasonably satisfied that Substantial Completion occurred in accordance with the CD’s;
(vi)
one set of reproducible “as built” blueprints of the Refusal Space, together with a CAD disk (in AutoCAD format);

(vii)
an HVAC air balancing report reasonably satisfactory to Landlord;

(viii)
copies of all guaranties and/or warranties with respect to the Leasehold

Improvements; and

(ix)
copies of all O&M information, manuals, etc. with respect to the Leasehold Improvements.
(b)
Interference with Others. Tenant will make reasonable efforts not to materially obstruct or materially interfere with the rights of, or otherwise materially disturb or injure, other tenants of the Building during the performance of the Leasehold Improvements.
(c)
Rules and Regulations for Construction. Tenant shall cause the Contractor and each of the Contractor’s subcontractors to adhere to the rules and procedures set forth in Exhibit C-1 attached to the Original Lease.

(d)
Insurance. Tenant shall cause the Contractor, at no cost to Landlord, to maintain and keep in full force and effect, the insurance required under Exhibit C-2 attached hereto.

EXHIBIT C-2 INSURANCE REQUIREMENTS

1.
Minimum Insurance Coverages. The Contractor shall, throughout the duration of any contract or any work authorized under a purchase order, at its expense, carry at its sole expense, and will cause its subcontractors to do the same, included in the cost of the work pursuant to the Construction Contract, the following coverages and limits throughout the duration of the Construction Contract and thereafter, as specified herein, as will protect against claims that may arise out of or result from the Leasehold Improvements and/or operations related thereto for which the Contractor may be legally liable, whether performed by the Contractor, a subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts they may be liable. Such lines of insurance must be maintained for no less than the following minimum limits, or such greater limits as required by Law, and issued by a company or companies licensed to do business in the state in which the Building is located, possessing an A.M. Best’s Rating of no less than “A-” and a financial size of “VIII” in the latest edition of Best’s Insurance Reports (except for the State Fund for Workers’ Compensation coverage, as applicable):

(a)
worker’s compensation insurance and employers’ liability insurance, workers’ compensation insurance in statutory limits together with employer’s liability insurance in amounts of no less than $1,000,000 for bodily injury by accident (each accident), $1,000,000 bodily injury by disease (each employee), and $1,000,000 bodily injury by disease (policy limit).

(b)
commercial general liability insurance, issued on the current ISO CG 00 01 occurrence policy form or its equivalent, which must cover without limitation, liability arising from personal and advertising injury, ongoing and products-completed operations, and independent contractor liability. The Contractor shall carry coverage in amounts no less than $1,000,000 each occurrence and

$2,000,000 general aggregate covering bodily injury and property damage, $1,000,000 personal and advertising injury, and $2,000,000 products-completed operations aggregate, or the applicable limits of insurance shown in the declarations, whichever are greater. The commercial general liability insurance policy shall: (i) apply the general aggregate separately by an aggregate limit per project endorsement on ISO form ISO CG 25 03 05 09 or equivalent form; (ii) continuously be maintained for 10 years or the applicable statute of response, whichever is less; (iii) include a separation of insureds clause without any insured versus insured exclusion applicable to the Additional Insureds (as defined below); (iv) provide coverage for liability assumed under an “insured contract” (including tort liability of another assumed in a commercial contract) without any limiting modification or removal to the definition thereof, and the insured contract exception to the contractual liability and employer’s liability exclusions; (v) not contain any classification limitation endorsement, which limits or excludes coverage applicable to the Leasehold Improvements and/or operations related thereto or construction type contemplated by the Construction Contract; (vi) not contain any exclusion or limitation with respect to resulting or consequential property damage to or from “your work”; (vii) not contain any professional liability exclusion any broader than the CG 22 79; and (viii) if the Leasehold Improvements are located within 50 feet of a railroad, light rail, subway, or similar tracked conveyance, not contain any exclusion or limitation for coverage related thereto and include ISO endorsement CG 24 17 10 01 – Contractual Liability-Railroads or a substitute providing equivalent coverage. Landlord, Brandywine Realty Trust, any mortgagee(s), property managers, and any other associated or affiliated entities whose names have been furnished to Tenant as their interests appear, are collectively referred to in this Exhibit as “Additional Insureds”.

(c)
business automobile liability insurance, covering liability arising out of any auto, including owned (if any), non-owned, and hired autos, in an amount of no less than $1,000,000 combined single limit each accident for bodily injury and property damage, provided such non-owned and hired auto liability may be satisfied by appropriate endorsement to the commercial general liability insurance policy. If the Contractor and/or any subcontractor of any tier is hauling or transporting waste materials, or any other

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environmentally regulated substance that requires a regulated manifest, relating to the Leasehold Improvements and/or operations related thereto, the automobile liability insurance policy of the Contractor and/or subcontractor performing such operations must also include CA-9948 and MCS-90 endorsements.

(d)
umbrella and/or excess liability insurance, in excess of commercial general liability, business automobile liability, and employer’s liability, following form and at least as broad as the underlying primary insurance policies. The Contractor must carry, or cause its subcontractors to carry, in amounts no less than the greater of: (i) $2,000,000 each occurrence and $2,000,000 in the aggregate; (ii) the limits carried by the Contractor and its subcontractors; or (iii) the Contractor’s umbrella/excess limits outlined in the Schedule of Coverage Limits below. The general aggregate limit must apply separately to the Leasehold Improvements and/or operations related thereto by an aggregate limit per project endorsement on ISO form pursuant to Section 1(b) above. Such umbrella/excess liability policy must be endorsed to provide that this insurance is primary to, and noncontributory with, any other insurance on which Landlord and the Additional Insureds are an insured, whether such other insurance is primary, excess, contingent, self-insurance, or insurance on any other basis. This endorsement must cause the umbrella/excess coverage to be vertically exhausted.
(e)
contractor’s pollution liability insurance, if the Contractor or any subcontractor is engaged for environmental abatement or remediation work, including treatment, storage, removal, or transport of hazardous substances at, to, or from the Project site, or work includes, but is not limited to, excavation, boring, grading, demolition, plumbing, HVAC, fire sprinkler and process piping, or any other work that could in any way contribute to or cause moisture to be introduced into the interior of the Building, either by construction, sealing, or penetrating any portion of the Building’s exterior envelope or releasing moisture within the Building, in amounts of no less than the greater of: (i) $1,000,000 each occurrence and

$1,000,000 in the aggregate; (ii) the Contractor’s pollution liability insurance limits outlined in the Schedule of Coverage Limits below; or (iii) the limits carried by the Contractor and its subcontractors. This policy must include liability coverage for bodily injury and property damage, clean-up costs resulting from pollution conditions, as well as coverage for mold, accidental release of asbestos, and removal/transportation of underground storage tanks (if applicable to the Leasehold Improvements and/or operations related thereto). If the coverage required under this paragraph is written on a claims-made policy form, such coverage must apply with a retroactive date to reflect the date the commencement date of the Construction Contract, and continue in force by renewal or Extended Reporting Period provision for a minimum period equal to the greater of six years after Substantial Completion of the Leasehold Improvements and/or operations related thereto, or the period under which a claim can be asserted under the applicable statute of repose. Non-owned disposal site coverage for specified sites must be provided (by endorsement or its equivalent), if the Contractor or any subcontractor is disposing of hazardous material and/or waste(s).

(f)
professional liability insurance, if the Contractor or any subcontractor is engaged to perform any professional design or engineering services, in amounts of no less than the greater of: (i)

$2,000,000 each occurrence and $2,000,000 in the aggregate; (ii) the Contractor’s professional liability insurance limits outlined in the Schedule of Coverage Limits below; or (iii) the limits carried by such Contractor and its subcontractors. Such policy must: (A) continue in force by renewal or Extended Reporting Period provision for a minimum period equal to the greater of six years after Substantial Completion of the Leasehold Improvements and/or operations related thereto or the period in which a claim can be asserted under the applicable statute of limitations and/or repose; (B) not contain any exclusion or limitation in the definition of covered professional services applicable to the Leasehold Improvements and/or operations related thereto, as contemplated by the Construction Contract; and (C) not contain a deductible or self-insured retention in excess of $50,000 per claim, payment of which will be the sole responsibility of the Contractor or subcontractor, as applicable.

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(g)
personal property insurance. The Contractor and its subcontractors are responsible for each party’s own property, tools, and equipment, including, all associated property insurance, deductibles, and claims related thereto.

(h)
builder’s risk insurance providing “all-risk” coverage, in the amount of the Leasehold Improvements, all work incorporated in the Building, and all materials and equipment related thereto, on a replacement cost basis without any co-insurance requirements or penalties. Notwithstanding the foregoing, builder’s risk insurance may be carried by Tenant in lieu of the Contractor.

2.
Minimum Insurance Coverages for Tenant-Engaged Design Professionals. Tenant shall require any architect, structural engineer, design professional, or MEP engineer (each, a “Design Professional”) retained or contracted by Tenant to carry, and to cause its subcontractors to carry, throughout the duration of any contract or any work authorized under purchase order, at their expense, the coverages and limits required of Contractor in Section 1 of this Exhibit C-2 and comply with all terms and conditions in Section 3 of this Exhibit C-2, provided, however, if lower limits are shown for that related Design Professional in the Schedule of Coverage Limits below, then that Design Professional may carry limits equal to the greater of those limits in the Schedule of Coverage Limits or what they actually carry.
3.
Additional Insurance Requirements.

(a)
To the fullest extent permitted by Law, the commercial general liability (including ongoing and products-completed operations coverage), automobile liability, umbrella/excess liability, builder’s risk, and, as applicable, contractor’s pollution liability insurance policies must be endorsed to include the Additional Insureds as additional insureds to each of the applicable policies, which must be at least as broad as the coverage afforded to the named insured thereunder on the CG 2010 or CG 2038 and CG 2037 or their equivalent. This insurance must be primary and any other insurance that may be available to Landlord or any Additional Insured must be excess and noncontributory, which must be afforded by policy endorsement. Such additional insured coverage as to the commercial general liability insurance policy must be afforded by way of scheduled endorsement. The coverages providing additional insured coverage shall be specifically written or endorsed to apply on a primary and noncontributory basis. The additional insured and primary and noncontributory endorsements shall: (i) be furnished to and approved by Landlord prior to the commencement of the Leasehold Improvements; and (ii) not contain a requirement that the entity requiring additional insured coverage and the Named Insured be in a direct contract. Defense will be provided as an addition to and not included within the limit of liability.

(b)
The coverage provided to the Additional Insureds must be at least as broad as that provided to the first named insured on each policy. If any policy provided in compliance with this Exhibit states that the coverage provided to an additional insured shall be no broader than that required by contract, or words of similar meaning, the parties agree that nothing in this Exhibit is intended to restrict or limit the breadth of such coverage. The limits of insurance stated above for each type of insurance are minimum limits only. If the Contractor’s policy provides greater limits, then the Additional Insureds shall be entitled to, or to share in, the full limits of such policy, and this Exhibit shall be deemed to require such full limits.

(c)
An insurance certificate in the customary form, naming Landlord and any Additional Insureds, shall be delivered to Landlord simultaneously with the execution of any contract and prior to performing any work authorized under a purchase order. Evidence of the Project name and address must be listed in the description section of the certificate and on all endorsements specific to the Leasehold Improvements. Within 10 days after the renewal of such insurance, a like certificate shall be delivered to Landlord evidencing the renewal of such insurance. All certificates must contain a provision that if such policies are canceled during the periods of coverage as stated therein, in such a manner as to affect the coverages evidenced in this certificate, written notice will be provided to Landlord 30 days prior to such cancellation. In no event will any acceptance of certificates of insurance and endorsements by Tenant, or failure of the Contractor (or any subcontractor) to provide certificates of insurance and endorsements as required hereunder, be construed as a waiver of or estoppel to assert the Contractor’s obligations to procure

3

and maintain the insurance coverages in accordance with the insurance requirements set forth in this Exhibit C-2.
(d)
The Contractor and its subcontractors must properly endorse each respective policy to waive rights of subrogation in favor of Landlord and the Additional Insureds. The waiver of subrogation endorsements must be furnished to and approved by Landlord prior to the commencement of any work. If Tenant is carrying Builder’s Risk Insurance, such policy shall be endorsed to include a waiver of subrogation in favor of Landlord and any Additional Insureds.

(e)
Each insurance policy required under this Exhibit C-2 shall not be canceled without at least 30 days’ advance written notice to Landlord. Contractor’s and each subcontractor’s insurance policies must be endorsed to extend notice of cancellation rights to Landlord, to the extent commercially available thereunder.

(f)
Neither the maintenance of any insurance policy nor compliance with the minimum limits required hereunder will be deemed to limit or restrict in any way the Contractor’s or subcontractor’s liability in connection with or arising out of the Leasehold Improvements and/or operations related thereto or the indemnification obligations set forth in the contract.
(g)
The deductible or self-insured retention amount related to any insurance required under this Exhibit C-2: (i) must not exceed $25,000, unless otherwise set forth hereunder this Exhibit C-2 and/or approved by Landlord in writing; (ii) will not be borne by Landlord or any Additional Insured; (iii) must be evidenced on the appropriate certificate of insurance; and (iv) will not be included in the cost of the Leasehold Improvements.
(h)
Landlord reserves the right to reasonably require such other insurance, written in such other amounts, terms, and conditions, against other insurable hazards that at the time are commonly insured against in the case of projects similar in nature, construction type, and geographic location to the Leasehold Improvements and/or as otherwise required by Landlord’s mortgagee, if any.

Schedule of Coverage Limits

Scope of Services	Umbrella/Excess Liability	Professional Liability	Contractor's Pollution Liability
Trade Contractors
Carpentry	$2M/$2M
Electrical	$2M/$2M	$2M
Plumbing	$2M/$2M	$2M	$2M
HVAC	$2M/$2M	$2M	$2M
Drywall	$2M/$2M		$1M
Demolition	$5M/$5M		$2M
Excavation, Underpinning & Pile Driving	$2M/$2M	$2M	$2M
Scaffolding	$5M/$5M
Foundation	$2M/$2M
Elevators Construction and Permanent – Maintenance and Consultants	$10M/$10M	$2M	$2M (hydraulic elevators)
Concrete	$2M/$2M	$2M	$2M
Masonry	$2M/$2M	$2M	$2M
Window Installation	$2M/$2M	$2M	$2M
Steel Erection	$5M/$5M
Roofing	$2M/$2M		$2M
Cranes and Operations (> 21 tons)	$25M/$25M	$2M

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Cranes and Operations (< 21 tons)	$10M/$10M	$2M
Additional Trades and Services
Fence Contractors	$1M/$1M
Interior Designers and Decorators	$1M/$1M	$2M
Fire protection equipment installation, service, repair	$5M/$5M	$2M
Fire / Life-Safety System P/M, Testing	$2M/$2M	$1M
Sprinkler Installation or Repair	$2M/$2M	$2M	$2M
Landscaping (use of heavy equipment and/or chemicals)	$2M/$2M	$2M	$2M
A/C Equipment & Systems Contractors	$2M/$2M	$2M	$2M
Hazardous Materials	$5M/$5M	$2M	$5M
Parking Lot - Patching / Re-Paving	$2M/$2M
Surveys and Layout	$2M/$2M	$2M
Architects/Architectural Consultants	$2M/$2M	$2M
Waterproofing Contractors	$2M/$2M	$2M	$2M
Flooring / Carpeting Installation	$2M/$2M	$2M
Signage Installation / Repairs	$2M/$2M	$2M
Mechanical	$2M/$2M	$2M
Engineer - All Types	$2M/$2M	$2M
Welding Contractors	$2M/$2M	$2M
Asbestos/Mold/Lead Abatement/Underground Storage	$5M/$5M	$5M	$5M
Steam Boiler Installation, Service, Repair	$5M/$5M	$2M	$2M
Emergency Generator Maintenance	$2M/$2M
Portable Handheld Radio Maintenance	$1M/$1M
Office Equipment Maintenance	$1M/$1M
Movers	$2M/$2M
Overhead Garage Door Maintenance	$2M/$2M		$1M
Landscaping (no heavy equipment and/or use of chemicals)	$2M/$2M
Carpet Cleaning Services	$2M/$2M		$2M
Access control system maintenance	$2M/$2M	$2M	$2M
Locksmith	$1M/$1M
Window Washing and Rig Maintenance	$5M/$5M

5